Exhibit 99.1

Two Harbors Investment Corp. Announces Definitive Agreement to

Acquire RoundPoint Mortgage Servicing Corporation

New York, August 3, 2022 – Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust, today announced that Matrix Financial Services Corporation, a wholly owned subsidiary (“Matrix”), has entered into a definitive stock purchase agreement to acquire RoundPoint Mortgage Servicing Corporation (“RoundPoint”) from Freedom Mortgage Corporation (“Freedom”).

In connection with the acquisition, Matrix has agreed to pay a preliminary purchase price upon closing in an amount equal to the tangible net book value of RoundPoint, plus a premium amount of $10.5 million. This preliminary purchase price will be subject to certain additional adjustments following the closing date.

Matrix has agreed to engage RoundPoint as a subservicer prior to the closing date and expects to begin transferring loans to RoundPoint in the fourth quarter of 2022. Upon closing, all servicing licenses and capabilities will remain with RoundPoint, and RoundPoint will become a wholly owned subsidiary of Matrix. The parties expect to close the transaction in 2023, subject to the satisfaction of customary closing conditions and the receipt of required regulatory and government-sponsored entity approvals.

Anticipated Acquisition Benefits to Two Harbors

✓	Incremental annual pre-tax earnings of approximately $20 million, following the transfer of the company’s mortgage servicing rights (“MSR”) portfolio to RoundPoint, through additional revenues and cost savings as a result of vertically integrating self-servicing capabilities.

✓	Greater control over the company’s MSR portfolio through self-servicing.

✓	Long-term opportunities to expand upon and leverage RoundPoint’s existing platform and capabilities to pursue additional business opportunities.

“Our acquisition of RoundPoint marks an evolution in our MSR strategy which will deliver long-term financial and strategic benefits to Two Harbors,” stated Bill Greenberg, Two Harbors’ President, Chief Executive Officer and Chief Investment Officer. “The operational efficiencies and revenue opportunities it presents will add value for shareholders while deepening our involvement in the industry.”

“We wish RoundPoint continued success,” said Stanley C. Middleman, President and CEO of Freedom. “We’re excited about the new opportunities in store for them with Two Harbors.”

“We are very excited to partner and accelerate our growth with Two Harbors,” stated Patrick McEnerney, RoundPoint’s Chief Executive Officer. “The transaction recognizes the strategic value of our experienced team, robust platform, and dedication to serving our customers well.”

Cadwalader, Wickersham & Taft LLP is serving as legal advisor to Two Harbors. Hunton Andrews Kurth LLP is serving as legal advisor to Freedom and RoundPoint.

Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are included in this statement for purposes of invoking these safe harbor provisions. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. The forward-looking statements made in this release include, but may not be limited to, Matrix’s engagement of RoundPoint as a subservicer prior to closing, RoundPoint’s business and capabilities following the closing date, the anticipated timing of the closing of the transaction and statements about the anticipated benefits of the proposed acquisition to Two Harbors.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our public filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, Minnesota.

Additional Information

Stockholders of Two Harbors and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 1601 Utica Ave. S., Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact

Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612) 446-5431, Paulina.Sims@twoharborsinvestment.com.